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                                                                    EXHIBIT 23.8


                                    CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-1 as a person who is about to become a director of The Plastic Surgery Company.


July 14, 1999.

                                                       /s/ Mark A. Kaiser
                                                       ------------------------
                                                       Mark A. Kaiser